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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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         14a-6(e)(2))
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    / /  Soliciting Material Pursuant to Section 240.14a-12

                      MORTON'S RESTAURANT GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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From:    KEKST AND COMPANY                                      June 28, 2002
         Lissa Perlman
         David Lilly
         437 Madison Avenue
         New York, NY  10022-7001
         (212) 521-4800

For:     MORTON'S RESTAURANT GROUP, INC.                FOR IMMEDIATE RELEASE
         3333 New Hyde Park Road
         New Hyde Park, NY  11042
         (516) 627-1515
         www.mortons.com

Contact: THOMAS J. BALDWIN, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
         MORTON'S RESTAURANT GROUP, INC.


MORTON'S RESTAURANT GROUP AND CASTLE HARLAN AMEND MERGER AGREEMENT TO INCREASE MERGER CONSIDERATION TO $15.00 PER SHARE AND REDUCE CONDITIONS.

New Hyde Park, NY.... Morton's Restaurant Group, Inc. (NYSE:MRG) today announced that its merger agreement with Castle Harlan had been amended to increase the merger consideration to $15.00 per share and to remove the closing condition that would have otherwise required Morton's to obtain prior to closing all authorizations necessary to maintain liquor licenses following consummation of the merger. The amendment also modified the condition requiring governmental and third party consents to the merger so that only material consents will be required. On June 21, 2002, as required under the Castle Harlan merger agreement, Morton's notified Castle Harlan that Morton's had determined to accept the revised offer received from Carl Icahn to purchase Morton's at $15.00 per share and to modify the closing conditions so that only material liquor license authorizations and governmental and third party consents would be required. Under the Castle Harlan merger agreement, Castle Harlan had five business days to propose an amendment to its merger agreement so that the proposed Icahn merger agreement would no longer be superior. On June 28, 2002, Castle Harlan submitted to Morton's its proposed amendment to the merger

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agreement. Morton's Special Committee and Board of Directors determined that the
Icahn offer no longer constituted a superior proposal and, accordingly, approved the amendment to the Castle Harlan merger agreement, which was then executed.


        Completion of the merger is subject to various closing conditions including, but not limited to, approval of Morton's stockholders and receipt of material third party consents.

FORWARD-LOOKING STATEMENTS

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD - LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, COMPETITIVE ACTIVITIES, THE COMPANY'S EXPANSION PLANS AND RESTAURANT PROFITABILITY LEVELS AND OTHER MATTERS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S PUBLIC REPORTS AND SEC FILINGS. ACTUAL RESULTS MAY VARY.

ADDITIONALLY, THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED MERGER AND OTHER FUTURE EVENTS, INCLUDING WHETHER AND WHEN THE PROPOSED MERGER WILL BE CONSUMMATED. A VARIETY OF FACTORS COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS THAT STOCKHOLDER APPROVAL AND MATERIAL THIRD PARTY CLEARANCES MAY NOT BE OBTAINED IN A TIMELY MANNER OR AT ALL, THAT AN ORDER OR INJUNCTION MAY BE IMPOSED PROHIBITING OR DELAYING THE MERGER AND THAT ANY OTHER CONDITIONS TO THE MERGER MAY NOT BE SATISFIED OR WAIVED. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.



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